UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2011

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

[
MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 247-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On December 22, 2011, the Department of Education issued a provisional Program Participation Agreement for Strayer University to be effective until September 30, 2014.  The Department issued the agreement on a provisional basis because it found in its 2010 Program Review that Strayer University did not always disburse Title IV funds in a timely manner to students each payment period. The Department specifically noted that during the 2008-2009 award year, the University awarded approximately $85,000 of Pell Grant awards at the end of the award year, instead of during the terms in which the students were eligible.  Strayer University has not yet received its Final Program Review Determination Letter for the 2010 Program Review.   Under the terms of the provisional agreement, Strayer University must obtain Department approval for substantial changes, including additions of new locations, academic degree levels, or non-degree programs.

Item 9.01.              Financial Statements and Exhibits.

            (a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date: December 29, 2011	By:	/s/ Mark C. Brown
Mark C. Brown
Executive Vice President and Chief Financial Officer